UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 24, 2011

Immunomedics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey		07950
(Address of Principal Executive Offices)		(Zip Code)

(973) 605-8200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with its annual review of executive compensation, on August 24, 2011, the Compensation Committee of the Board of Directors of Immunomedics, Inc., a Delaware corporation (the “Company”), approved the following annual base salaries for the fiscal year ending June 30, 2012 and annual bonus and equity awards for 2011 performance for certain named executive officers of the Company as set forth below:

Name	Position	Fiscal 2012 Base Salary		Cash Bonus	Equity Awarded

Dr. David M. Goldenberg	Chief Scientific Officer and Chief Medical Officer	$545,632.50	(1)	$157,500	200,000	(2)

Cynthia L. Sullivan	President and Chief Executive Officer	$580,552.98	(3)	$167,580	150,000	(2)

Gerard G. Gorman	Senior Vice President, Finance and Chief Financial Officer	$306,180	(4)	$25,000	20,000	(2)

(1)	Represents approximately a four percent (4%) increase from Dr. Goldenberg’s fiscal 2011 base salary of $525,000.
(2)	Restricted stock units granted in accordance with the Company’s 2006 Plan.
(3)	Represents approximately a four percent (4%) increase from Ms. Sullivan’s fiscal 2011 base salary of $558,600.
(4)	There was no increase from fiscal 2011 base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
	Name:	Cynthia L. Sullivan
	Title:	President and Chief Executive Officer

Date: August 29, 2011